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                                                                    Exhibit 12.2

                   Kimco Realty Corporation and Subsidiaries
           Computation of Ratio of Earnings to Combined Fixed Charges
                         and Preferred Stock Dividends
                 For the twelve months ended December 31, 2003



Pretax earnings from continuing operations before adjustment for
  minority interests or income loss from equity investees                                              $ 199,137,712


Add:
   Interest on indebtedness (excluding capitalized interest)                                              99,996,284
   Amortization of debt related expenses                                                                   4,642,201
   Portion of rents representative of the
     interest factor                                                                                       5,697,237
                                                                                                       -------------
                                                                                                         309,473,434

Distributed income from equity investees                                                                  54,304,603
                                                                                                       -------------

       Pretax earnings from continuing operations, as adjusted                                         $ 363,778,037
                                                                                                       ==============


Combined fixed charges and preferred stock dividends -
   Interest on indebtedness (including capitalized interest)                                           $ 108,883,362
   Preferred stock dividends                                                                              14,668,698
   Amortization of debt related expenses                                                                   3,851,301
   Portion of rents representative of the
     interest factor                                                                                       5,697,237
                                                                                                       -------------

        Combined fixed charges and preferred stock dividends                                           $ 133,100,598
                                                                                                       =============

Ratio of earnings to combined fixed charges
   and preferred stock dividends                                                                                 2.7
                                                                                                       =============
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